UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 3, 2006

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01     Entry into a Material Definitive Agreement.

In connection with a report recently issued by an advisor to certain of the institutional investors of Matrix Service Company (the “Company”), on October 3, 2006, the Board of Directors of the Company approved an amendment (the “Incentive Plan Amendment”), to the Matrix Service Company 2004 Stock Incentive Plan (the “Incentive Plan”), for the purpose of clarifying that the Company will not effect a “repricing” of an award of options or stock appreciation rights (“SARs”) under the Incentive Plan without prior stockholder approval. The Incentive Plan Amendment deletes two provisions in the Incentive Plan which provided (1) for the discretionary authority of the Compensation Committee (the “Committee”) to, in accordance with the terms of the Incentive Plan, offer to buy out an award previously granted, based on terms and conditions established by the Committee and communicated to the Incentive Plan participant at the time of the offer; and (2) that the Committee could, subject to the terms and conditions and within the limitations of the Incentive Plan, accept the surrender of outstanding, unexercised options or SARs and authorize the granting of new options or SARs in substitution for the surrendered options or SARs.

Item 8.01     Other Events.

The description in Item 1.01 above is hereby incorporated by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

10	Incentive Plan Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: October 4, 2006	By:	/s/ George L. Austin
George L. Austin
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Incentive Plan Amendment